Exhibit 99.1

Hecla to Release CEO Webcast

COEUR D'ALENE, Idaho--(BUSINESS WIRE)--March 31, 2021--Hecla Mining Company (NYSE:HL) today announced it will release another CEO webcast, Hecla’s Unique Dividend Policy, from its ongoing series. The webcast will be available on the Company’s website on Thursday, April 1.

This webcast series provides additional information on the Company’s dividend policies. Videos will be available on the Company’s website at www.hecla-mining.com and various social media platforms.

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE:HL) is the largest silver producer in the United States. In addition to operating mines in Alaska, Idaho and Quebec, Canada, the Company owns a number of exploration properties and pre-development projects in world-class silver and gold mining districts throughout North America.

Category: Press Release

Contacts

Jeanne DuPont
Senior Communications Coordinator

800-HECLA91 (800-432-5291)
Investor Relations
Email: hmc-info@hecla-mining.com
Website: www.hecla-mining.com